Exhibit 25.01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association                            94-1347393
(Jurisdiction of incorporation or                                (I.R.S. Employer
organization if not a U.S. national                            Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota                                57104
(Address of principal executive offices)                            (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

ENTERGY CORPORATION
(Exact name of obligor as specified in its charter)

Delaware                                        72-1229752
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No.)

639 Loyola Avenue
New Orleans, Louisiana                                 70113
(Address of principal executive offices)                            (Zip code)
_____________________________

Debt Securities
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.    A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.    Not applicable.

Exhibit 6.    The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.    Not applicable.

Exhibit 9.    Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and State of Massachusetts on the 26th of July, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

July 26, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

ASSETS	Dollar amounts in millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	20,317
Interest-bearing balances	142,689
Securities:
Held-to-maturity securities	145,787
Available-for-sale securities	251,429
Equity securities with readily determinable fair values not held for trading	69
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	68
Securities purchased under agreements to resell	55,111
Loans and lease financing receivables:
Loans and leases held for sale	16,171
Loans and leases, net of unearned income	913,117
LESS: Allowance for loan and lease losses	9,418
Loans and leases, net of unearned income and allowance	903,699
Trading assets	48,804
Premises and fixed assets (including capitalized leases)	11,940
Other real estate owned	372
Investments in unconsolidated subsidiaries and associated companies	13,025
Direct and indirect investments in real estate ventures	110
Intangible assets:	36,665
Other assets	53,586
Total assets	1,699,842

LIABILITIES
Deposits:
In domestic offices	1,291,135
Noninterest-bearing	394,107
Interest-bearing	897,028
In foreign offices, Edge and Agreement subsidiaries, and IBFs	55,048
Noninterest-bearing	1,124
Interest-bearing	53,924
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,901
Securities sold under agreements to repurchase	4,810
Trading liabilities	9,936
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	125,064
Subordinated notes and debentures	11,952
Other liabilities	29,918
Total liabilities	1,530,764
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,628
Retained earnings	53,466
Accumulated other comprehensive income	146
Other equity capital components	—
Total bank equity capital	168,759
Noncontrolling (minority) interests in consolidated subsidiaries	319
Total equity capital	169,078
Total liabilities and equity capital	1,699,842

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Directors
James H. Quigley
Theodore F. Craver, Jr.
Juan A. Pujadas